UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012, Orion Energy Systems, Inc. (the “Company”) received correspondence from Neal R. Verfuerth in which Mr. Verfuerth resigned from the Company’s Board of Directors effective immediately as a result of an alleged disagreement with the Company. Mr. Verfuerth was not serving on any committees of the Board of Directors at the time of his resignation. The Company believes that Mr. Verfuerth’s alleged disagreement relates to the Board of Directors’ appointment of John H. Scribante as the Company’s new Chief Executive Officer on September 27, 2012 in replacement of Mr. Verfuerth, and/or the Board of Directors’ subsequent termination of Mr. Verfuerth’s employment as Chairman Emeritus/Founder for cause on November 9, 2012. A copy of Mr. Verfuerth’s letter of resignation and further correspondence is attached hereto as Exhibit 17.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit 17 Correspondence from Neal R. Verfuerth dated November 27, 2012 and November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: November 30, 2012	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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